UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November  3, 1997

                         CUC International Inc.
          (Exact name of Registrant as specified in charter)


         Delaware                1-10308          06-0918165
(State or other jurisdiction  (Commission       (I.R.S. Employer
  of  incorporation)           File Number)   Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of principal executive offices)               (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS

Post-Merger Financial Results

On October 2, 1997, CUC International Inc. (the "Company") through a wholly-owned subsidiary ("Acquisition Sub") acquired all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo") pursuant to the terms of a Share Purchase Agreement dated August 13, 1997 among the Company, Acquisition Sub, Hebdo and the other parties thereto. Hebdo is a leading international publisher and distributor of classified advertising information. This acquisition is being accounted for as a pooling-of-interests.

The following is a summary of certain interim financial results of the Company, on a consolidated basis, reflecting the combined operations of the Company and Hebdo.

For the one-month period ended November 3, 1997, the Company had consolidated revenues and net income of approximately $230 million and $36 million ($.08 per share), respectively. The weighted average number of Company common shares outstanding for this period was approximately 452.7 million shares.








                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                  CUC International Inc.
                                  (Registrant)




Date: November 3, 1997            By: COSMO CORIGLIANO
                                  Cosmo Corigliano - Senior Vice President
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting
                                    Officer)